EXHIBIT 5.1

June 21, 2021

Board of Directors

Popular, Inc.

209 Muñoz Rivera Avenue

Hato Rey, Puerto Rico 00918

Board of Directors

Popular North America, Inc.

209 Muñoz Rivera Avenue

Hato Rey, Puerto Rico 00918

Ladies and Gentlemen:

I am Executive Vice President and Chief Legal Officer of Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Corporation”) and of Popular North America, Inc., a corporation organized under the laws of the State of Delaware (“PNA”). In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate amount of the following securities: (i) (a) senior debt securities (the “Popular Senior Debt Securities”) of the Corporation, (b) subordinated debt securities (the “Popular Subordinated Debt Securities”) of the Corporation, (c) shares of common stock, par value $0.01 per share (the “Popular Common Stock”), of the Corporation, and (d) shares of preferred stock, without par value (the “Popular Preferred Stock”), of the Corporation, and (ii) (a) senior debt securities (the “PNA Senior Debt Securities”) of PNA, bearing the unconditional guarantee (the “PNA Senior Debt Guarantee”) of the Corporation, and (b) subordinated debt securities (the “PNA Subordinated Debt Securities”) of PNA bearing the unconditional guarantee (the “PNA Subordinated Debt Guarantee”) of the Corporation (the Popular Senior Debt Securities, the Popular Subordinated Debt Securities, the PNA Senior Debt Securities and the PNA Subordinated Debt Securities are sometimes collectively referred to herein as the “Debt Securities”; the PNA Senior Debt Guarantee and the PNA Subordinated Debt Guarantee are sometimes collectively referred to herein as the “Guarantees”; and the Debt Securities, the Guarantees, the Popular Common Stock and the Popular Preferred Stock are sometimes collectively referred to herein as the “Securities”), I have examined such corporate records, certificates and other documents, including the resolutions of the Boards of Directors of the Corporation and PNA (the “Corporation Resolutions” and “PNA Resolutions”, respectively) authorizing the issuance of the Securities, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. On the basis of such examination, I advise you that, in my opinion:

(i) When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the Popular Senior Debt Securities and of their issuance and sale have been duly established in conformity with the indenture, as supplemented, relating to the Popular Senior Debt Securities (the “Popular Senior Indenture”) so as not to violate

Popular, Inc.

Popular North America, Inc.

June 21, 2021

any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Popular Senior Debt Securities have been duly executed and authenticated in accordance with the Popular Senior Indenture and issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the Corporation Resolutions, the Popular Senior Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) When the Registration Statement has become effective under the Act, the terms of the Popular Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the Popular Subordinated Debt Securities (the “Popular Subordinated Indenture”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Popular Subordinated Debt Securities have been duly executed and authenticated in accordance with the Popular Subordinated Indenture and issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the Corporation Resolutions, the Popular Subordinated Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) When the Registration Statement has become effective under the Act, the terms of the PNA Senior Debt Securities and the PNA Senior Debt Guarantee and of their issuance and sale have been duly established in conformity with the indenture, as supplemented, relating to the PNA Senior Debt Securities (the “PNA Senior Indenture”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PNA or the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PNA or the Corporation, the PNA Senior Debt Securities have been duly executed and authenticated and the PNA Senior Debt Guarantee have been duly executed, each in accordance with the PNA Senior Indenture, and the PNA Senior Debt Securities have been issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the PNA Resolutions and the Corporation Resolutions, as applicable, the PNA Senior Debt Securities will constitute valid and legally binding obligations of PNA and the PNA Senior Debt Guarantee will constitute valid and legally binding obligations of the Corporation, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Popular, Inc.

Popular North America, Inc.

June 21, 2021

(iv) When the Registration Statement has become effective under the Act, the indenture relating to the PNA Subordinated Debt Securities and the PNA Subordinated Debt Guarantee (the “PNA Subordinated Indenture”) has been duly authorized, executed and delivered by PNA, the Corporation and the trustee thereunder, the terms of the PNA Subordinated Debt Securities and the PNA Subordinated Debt Guarantee and of their issuance and sale have been duly established in conformity with the PNA Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PNA or the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PNA or the Corporation, the PNA Subordinated Debt Securities have been duly executed and authenticated and the PNA Subordinated Debt Guarantee have been duly executed, each in accordance with the PNA Subordinated Indenture, and the PNA Subordinated Debt Securities have been issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the PNA Resolutions and the Corporation Resolutions, as applicable, the PNA Subordinated Debt Securities will constitute valid and legally binding obligations of PNA and the PNA Subordinated Debt Guarantee will constitute valid and legally binding obligations of the Corporation, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v) When the Registration Statement has become effective under the Act, and when the shares of Popular Common Stock have been issued in conformity with the Corporation’s restated certificate of incorporation so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, all regulatory consents or approvals for the issuance and sale of the Popular Common Stock have been obtained and the Popular Common Stock has been duly issued and sold by the Company for a price per share not less than the par value thereof and as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the Corporation Resolutions, such shares of Popular Common Stock will be validly issued and outstanding, fully paid and nonassessable.

(vi) When the Registration Statement has become effective under the Act, a certificate with respect to the Popular Preferred Stock has been duly filed and recorded with the Department of State of the Commonwealth of Puerto Rico as required by the General Corporations Act of the Commonwealth of Puerto Rico, the terms of the Popular Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation’s restated certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, all regulatory consents or approvals for the issuance and sale of the Popular Preferred Stock have been obtained and the Popular Preferred Stock has been duly issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the Corporation Resolutions, the Popular Preferred Stock will be validly issued, fully paid and nonassessable, and any shares of Popular Preferred Stock initially issuable upon conversion or exchange of shares of Popular Preferred Stock of another series, when duly issued upon such conversion or exchange, will be validly issued, fully paid and nonassessable.

Popular, Inc.

Popular North America, Inc.

June 21, 2021

The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Puerto Rico, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I have relied as to certain factual matters on information obtained from public officials, officers of the Corporation and PNA, and other sources believed by me to be responsible, and I have assumed that each of the Popular Senior Indenture, the Popular Subordinated Indenture and the PNA Senior Indenture has been duly authorized, executed and delivered by the respective trustee thereunder, assumptions which I have not independently verified. Finally, I have assumed that the authority granted in the Corporation Resolutions and PNA Resolutions will remain in effect at all relevant times.

This opinion is delivered as of the date hereof, and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof.

This opinion may be relied upon by Sullivan & Cromwell LLP as to matters of the laws of the Commonwealth of Puerto Rico.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of the Securities” in the Prospectus contained in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Javier D. Ferrer

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